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                                                                    EXHIBIT 99.2


                          ALLEGHENY LUDLUM CORPORATION
                  VOTING INSTRUCTION CARD FOR SPECIAL MEETING

                        PERSONAL RETIREMENT ACCOUNT PLAN
                            RETIREMENT SAVINGS PLAN
          SAVINGS AND SECURITY PLAN OF THE SPECIAL MATERIALS DIVISION
           SAVINGS AND SECURITY PLAN OF THE TUBULAR PRODUCTS DIVISION
       401(K) SAVINGS ACCOUNT PLAN FOR EMPLOYEES OF THE WASHINGTON PLANT

 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLEGHENY LUDLUM CORPORATION

  The undersigned hereby directs the Trustee of the above Plans to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Special Meeting of Shareholders of Allegheny Ludlum Corporation on August 15, 1996, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

  YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

  THIS VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.

               Please, vote, date and sign on the reverse side.

                             FOLD AND DETACH HERE
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                                                            [X]  Please mark
                                                                 your vote as
                                                               indicated in the
                                                                   example

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING ITEMS:

1. Approval and adoption of the Agreement and Plan of Merger and Combination and the transactions contemplated thereby

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

2. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Incentive Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

3. Approval of the adoption of the Allegheny Teledyne Incorporated 1996 Non-Employee Director Stock Compensation Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

4. Approval of the adoption of the amended and restated Performance Share Plan for Employees of Allegheny Ludlum Corporation and Subsidiaries

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]

5. Approval of the adoption of Teledyne Inc. 1996 Senior Executive Performance Plan

FOR                                 AGAINST                              ABSTAIN
[ ]                                   [ ]                                  [ ]


                                          DATE: __________________________, 1996
                                          ______________________________________
                                          ______________________________________
                                                       (Signature)

                                          Please sign EXACTLY as your name
                                          appears at the left.

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                             FOLD AND DETACH HERE

                         ALLEGHENY LUDLUM CORPORATION
                       PERSONAL RETIREMENT ACCOUNT PLAN
                            RETIREMENT SAVINGS PLAN
          SAVINGS AND SECURITY PLAN OF THE SPECIAL MATERIALS DIVISION
          SAVINGS AND SECURITY PLAN OF THE TUBULAR PRODUCTS DIVISION 401(K) SAVINGS ACCOUNTS PLAN FOR EMPLOYEES OF THE WASHINGTON PLANT

                                                                       July 1996

Dear Participant:
  Enclosed you will find a Notice of Special Meeting of Shareholders, a copy of a Joint Proxy Statement/Prospectus, a voting instruction card (above), a postage-paid return envelope addressed to Mellon Bank, N.A., as Trustee of each of the above-named Plans, and a postage-paid ticket request card.
  As a participant in one of the Plans, you have the right to direct the Trustee as to the manner in which voting rights will be exercised at the meeting with respect to the full number of shares of Common Stock of the Company allocated to your Plan account and shown on the above voting instruction card. Your directions to the Trustee will be held in complete confidence by the Trustee except as may be necessary to meet legal requirements. The Trustee will vote shares for which no participant instructions are received in the same proportion as shares for which participant instructions have been received. The Trustee will also exercise its sole discretion in voting or not voting fractional shares.
  The enclosed Joint Proxy Statement/Prospectus contains detailed information concerning voting at the Special Meeting and the matters that will be acted upon. You are encouraged to read the enclosed materials carefully and to exercise your right to direct the Trustee how to vote your Plan shares.

  You must complete and sign the above voting instruction card, and it must be received by the Trustee by August 12, 1996 in order to have your shares under the Plan voted at the meeting.
  You will also receive proxy solicitation materials, including a proxy card, from the Company if you own shares of Common Stock that are not held by the Trustee under the Plan. In order to vote your non-Plan shares, you should complete and sign the proxy card and return it to the Company.

                                Very truly yours,

                                J. F. Schatt, Plan Administrator